# NuState Energy Holdings, Inc.

MK Technologies, LLC
1621 Central Avenue
Cheyenne, WY 82001

Re: Binding Letter of Intent

Dear Mr. Maxwell:

Pursuant to our conversations pertaining to the preparation of a letter of intent, NuState Energy Holdings, Inc. ("The Company") is pleased to submit this confidential letter of intent to purchase MK Technologies, LLC (MK) and all assets including the Fuel Enhancement Technology (The "Transaction"):

1. Structure and Value

This binding letter of intent is based on our discussions to date. The company has agreed to purchase MK, including the Fuel Enhancement Technology and all of the Trade Secrets, Contracts, and Agreements in exchange for the sum of US Dollars [$2,000,000.00] (the "Purchase Price").

Intellectual Property Interests to be paid out as follows: (1) US Dollars [$1,000,000] to be paid at closing and distributed at the discretion of MK; (2) a mutually approved royalty agreement and paid consulting agreement on a mutually agreed schedule on or before closing; and (3) the balance in US Dollars [$1,000,000] to be paid in stock, cash or a combination on a mutually agreed schedule.

2. Timing and Due Diligence

Promptly following the execution of this Binding Letter of Intent, MK shall cooperate and make available financial, accounting, business records, contracts, trademarks and any other information The Company shall request, from time to time, for the purpose of completing the due diligence. Any information obtained by The Company as a result thereof will be maintained by us in confidence and shall not be share with a third party without the expressed written consent of the Seller. The parties will cooperate to complete due diligence on or before April 15th 2016 with a proposed a closing date of May 1, 2015 or earlier if possible.

3. Agreements

Completion of this Transaction is subject to the following: (i) the Transaction and the final form of the purchase, agreements and other definitive Transaction Documents being approved by The Company's manager and members and The Company's board; (ii) the purchase and agreements

410 East Las Olas Boulevard, Suite 1400, Ft. Lauderdale, Florida 33301

NuState Energy Holdings, Inc.

and other definitive Transaction Documents containing the usual representations, warranties, and indemnities customarily available in such transactions.

Copy of performance in Mexico of fuel enhancement technology (3rd Party Validation)
Photos and descriptions of the fuel enhancement technology
Hydrogen Costing
Letter of Intent between Ronn Maxwell and Mr. Yu (China)
PolyU Testing Results (3rd Party Validation)
Scientific White Paper in English and Chinese describing hydrogen fuel burn in a diesel engine
HD20 Unit mounted on truck
ECM photos

Key Man Requirements

The Company lacks the expertise that is necessary to benefit from this Asset Purchase and would be irreparably harmed without the continued support of the Managing Member of MK. Thus it is agreed, subject to the contingencies, Managing Member or Managers of MK, having the expertise, know how, connections and track record will remain as a paid Consultant to The Company for a period of not less than two years (2). In the event parties satisfactorily complete the Asset Purchase:

(1) A paid Consultant Agreement shall be entered into between The Company and MK managers to provide assistance with the manufacturing, sales, installation, and maintenance of the IP, know-how, trademarks and goodwill.

(2) non-competition and non-solicitation agreements within the United States to extend not less than two (2) years following the closing of this Transaction; and

(3) other agreements related to operation of the purchased IP.

The Company's management team will be available as necessary to meet with the MK team to discuss the terms of the purchase and other Transaction Documents. The Company requests that MK assign a person or person(s) to serve as the primary contact during the due diligence process.

Furthermore, both parties agree to the following as part of the due diligence process and commitments to successfully execute the transaction:

- MK provides a fully executed agreement with JZ Sealcoat and the payment of $1,000,000 US Dollars prior to closing. In the event that JZ Sealcoat is delayed past the proposed closing date, then the purchase price of MK is $1,000,000 US Dollars. The company agrees to a payment of 100k at closing with the balance of 900k to be paid in stock, cash or a combination on a mutually agreed schedule.

410 East Las Olas Boulevard, Suite 1400, Ft. Lauderdale, Florida 33301

NuState Energy Holdings, Inc.

- MK agrees to work with the company to successfully transition all agreements to The Company.
- The Company provides proof of funds equal to the first payout $1,000,000 15 days prior to closing.
- The Company provides a third party escrow for deposit of funds.
- The Company demonstrates the ability to fund the operations of the business plan going forward.

The Company agrees to honor all existing agreements that MK has entered into.

4. Confidentiality, Non-Disclosure and Announcements

Neither party, nor any of its employees, representatives, or agents, may disclose, to any third party, any confidential or proprietary information learned about the other party's business activities, assets, management or employees during the course of this Transaction, except as required by applicable law. In the event the parties are unable to agree on the specifics of this Transaction, each party will return all confidential information of the other party obtained during the due diligence process and negotiations.

Unless required by law, neither the company nor MK will make any public disclosure regarding the existence or subject matter of this letter of intent without the consent of the other party. The parties will mutually agree upon the form of any press release or announcement to their employees and affiliates regarding this Transaction.

5. Governing Law

Any dispute between the parties arising out of or relating to this indication of intent or the definitive agreements and other Transaction Documents will be construed under and governed by the laws of the State of Florida, without respect to its conflicts of law principles. The parties agree to waive the right to jury trial on matters arising out of or related to this indication of intent, the definitive agreements and Transaction Documents. The parties designate the state and federal courts sitting in Ft. Lauderdale, Broward County as the appropriate venue for any action related to such matters.

6. Binding Letter of Intent

This letter is intended as a binding agreement in completing the Transaction described herein. Any commitment to complete this Transaction is subject to the execution and delivery of definitive purchase agreements and Transaction Documents satisfactory to MK and containing the terms and conditions described in this letter and such other terms as MK and the company may agree.

410 East Las Olas Boulevard, Suite 1400, Ft. Lauderdale, Florida 33301

# NuState Energy Holdings, Inc.

This letter is valid if returned on or before February 27, 2016.

Sincerely,

NuState Energy Holdings, Inc.
Kevin Yates, Board Chairman

2-27-16
Date

MK Technologies, LLC
Ron Maxwell

Date

MK Technologies, LLC
Damon Kuhn

2-26-16
Date

410 East Las Olas Boulevard, Suite 1400, Ft. Lauderdale, Florida 33301

MK Technologies, Inc.

Technology Division

3/2/16

MKT Technologies

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TECHNOLOGY VISION

Hydrogen Diesel Fuel Enhancement for (ICE) Diesel Engines

Hydrogen Diesel Fuel Enhancement Systems

Hydrogen Fuel Enhancement Systems for IC/EC engines create more horse power that produces dramatically lower emissions. Engines, both stationary and mobile, have the most to gain from the hydrogen injection. Initial research, development and testing on Hydrogen Fuel Enhanced Systems have been completed and the test results were better than expected. The results showed fuel savings 15-35% and emission reductions ranging from 75% to 90%. These performance numbers afford sustainable unit or system pricing with handsome profit margins boasting payoffs of less than three years.

These next generation systems will now be prototyped for further performance testing. We are in the process of designing and developing the details and specifications for targeted markets. This target, and its hydrogen system, will be available for the final retail packaging in preparation for manufacturing, distribution and sales. MK Technologies, Inc. (MKT) and its Asian partners have completed two rounds of testing of its Hydrogen Fuel Enhancement Systems. MKT is finalizing a definitive sales and distribution agreement with Asian JV partners to distribute our Hydrogen technologies throughout the world.

Competitive systems have been plagued by over-heating and over-amping issues that have kept them from moving forward. Those issues have been solved and these more progressive systems are poised to make a major impact on the green alternative marketplace.

The initial focus of Hydrogen will be aftermarket diesel engine systems. This market segment is substantial and the Hydrogen product has tremendous impact on cleaning emissions. This market is under critical pressure in emerging markets and urban centers to provide an alternative transportation answer. Some support market segments include large diesel IC engines, mining and construction equipment, marine and stationary generators as well as many other applications.

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The Hydrogen Fuel Enhancement System is a “bridge” solution that can be implemented economically and immediately. Going forward, MKT will begin working on other solutions which will become more applicable as the Hydrogen fuel provisioning, electric power technology and necessary support infrastructure become more viable.

MK Technologies Hydrogen Technology Leadership

MKT has effectively leveraged its in-house expertise in Hydrogen Fuel Enhancement technology to develop and produce emission reduction devices for transportation applications. The company’s innovative technology is adaptable to any internal combustion piston engine, including marine and stationary internal combustion engines (ICE). With 7 years of research and development MK Technologies, is now entering the market in China with its enhanced Generation 2 diesel truck Hydrogen Fuel Enhancement Systems.

MKT Hydrogen Fuel technology improves combustion by as much as 25%, reducing hydrocarbon emissions by approximately 75%-90%; boosting fuel savings from 15%-35%, and reducing CO2 emissions.

Projected MK Technologies truck Hydrogen Fuel Enhancement Sales – 2017

Within the MKT business plan, 2nd year (2017) Unit Sales of the Hydrogen Fuel Enhancement System for aftermarket OTR Diesel Trucks is projected to be 10,000 units with Revenue of $40,000,000 and Gross Margin of $20,000,000.

Projected sales of the unit are expected to be the single most significant contributor to the Hydrogen Fuel Enhancement System’s bottom line, representing more than 95% of total Gross Margin for 2015.

The projected “Hydrogen Enhancement Unit Sales” for the MKT Trucks in year two, are thought to be conservative and remain within the anticipated manufacturing capacity and reasonable scalability. Sales of one million units over 5 years are easily within the capabilities of our manufacturing & distribution Chinese partners. The Hydrogen Fuel Enhanced truck system, with a potential suggested retail price of $4,000, would produce five year revenues well over the billion dollar range.

MKT has been contacted by organizations in China, (Ningbo Paerma Heavy Industries, Zhejiang Dayuan, Net Motors Mfg and Kingtec Tech Heyuan Co.). There is also interest from India, with one of the fastest growing automotive markets in the world (Indus Theco and Indus International, sub-contractors to automotive manufacturers including Tata Motors and John Deere), the Netherlands and Dubai regarding dealer/distribution agreements.

The Opportunity: China Truck and Bus Market Overview

China’s commercial vehicle segment is the largest market of its type in the world, for both production and domestic sales. In 2012, its production of medium and heavy-duty vehicles (weight classes 3-8 in the US) was more than two times the US production. In addition, its bus market was many times larger than US production, particularly in the urban transit bus markets. Roughly half the transportation fuel in the nation is used for commercial vehicles, in contrast, the US uses less than a third.

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This segment is undergoing rapidly expanding pressures and requirements, some of which represent clear opportunities for US companies in the advanced transportation technology space. Fuel prices are expected to rise for a number of reasons, including simple supply and demand, as well as a push for cleaner (and more expensive) low-sulfur diesel. At the same time, the heavy cargo-hauling industry is growing and there has been a crackdown on the practice of “overloading” smaller vehicles with heavy payloads. These changes are all driving the market toward more powerful, longer-life, more efficient vehicles.

Combined with this, the Chinese government’s five-year strategies are specifically driving the nation toward more-efficient vehicles, specifically New Energy Vehicles (NEVs), as a way to combat petroleum imports and oil dependency, as well as to build new industrial capacity. For example, in 2009, the central government initiated the “Ten Cities, 1,000 Vehicle Program” to stimulate electric vehicle development in ten cities. The pilot program was eventually expanded and now includes 25 cities. To promote electric vehicles among consumers, the central and provincial governments introduced purchase subsidies for battery electric and plug-in hybrid vehicles. Though vehicle deployments have not kept up with goals, this program gives an indication of the direction in which the Chinese government is looking to go.

Sales and Distribution of the Hydrogen Fuel Enhancement System

The Hydrogen Fuel Enhancement Systems will be manufactured under contract by third party mass production centers. Sales and distribution of the Hydrogen system will be though our Asia JV automotive partners as an OE part installed at production, and large parts representatives. MKT Asia JV has contracts already in place including BMW, Honda, Chevy Automotive, Jaguar and Range Rover as well as several smaller Chinese OE automotive companies. MKT executives have also met with Wai Chai, the largest manufacturer of diesel engines in China.

China Update:

Two sets of pilots were completed by November 2014.

1)	The first pilot was for educational purposes as well as results. We tested several configurations to analyze the different electronics on Asian commercial heavy duty trucks. Trucks were driven over normal routes with different loads over several weeks to develop an average baseline. The Hydrogen units were not optimized for maximum performance and results were anecdotal. Results varied from 5% - 12% improvements in fuel mileage which were within the parameters we expected across a wide range of circumstances.

2)	The Second round of pilot testing was separated into two phases with Phase A/B now completed:

Installations were completed and optimized to the best of our abilities at the time with lessons learned from Pilot 1. Hong Kong University Engineers were invited to be on site as observers to evaluate the results which, if successful, would qualify us for Third Party Validation at University testing labs. Hong Kong Climate labs at the universities are the only respected and accepted Third Party Validation centers within China. Over a period of several weeks, engineers were able to observe fuel mileage improvements with a range of 15% to 17.5%.

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We have now completed the Generation 2 design for China. The new electronics are compatible with 24-volt systems in China. We have added new LED trouble lights, which can be installed remotely; all connections are of military grade. Also, the electronics are potted with military epoxy, similar to the electronics on military aircraft. This potting not only acts as a heat sink but also keeps our electronics secret; any attempt for removal will destroy the electronics. The potting also makes our unit fireproof, vibration proof, and can even be operated under water.

We have redesigned the plate box and removed nearly 90% of the hardware and the boxes are sealed chemically. These changes have lowered costs and assembly time markedly. (See enclosed outer box rendering) this box will hold the water tank, plate box and electronics.

Photo of new China Gen 2(24V) electronics

Rendering of Gen 2 China outer enclosure

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 MK Technologies, Inc. has received a third party validation from Hong Kong Poly Tech University engineers.

MKT has also signed a one million (1,000,000) dollar manufacturing and sales and distribution agreement with China Jinzhou Sealcoat Automobile Parts Co., Ltd. Jinzhou is a tier-one automobile parts supplier for BMW, Ford, Brilliance, Toyota as well as many other OE truck and automobile manufacturers.

This agreement provides for sales, distribution and manufacturing for OTR trucks in the Asian markets. Mr. Yu, company owner and CEO, has thousands of square feet of manufacturing space to scale manufacturing as quickly as necessary. Jinzhou Sealcoat has the capabilities and quality controls necessary to build and provide R/D at an OE level. http://en.jzsealcoat.com/

Mexico update – November 2015

MKT has just completed 3 rounds of pilots for third party validation inside of Mexico with PERFORMANCE MAGUERSA, a private trucking fleet owner and hedge fund joint venture. These pilots were performed and validated by Maguersa owners over several months during 2015. This was done to provide third party validation without the influence of MKT executives, all testing, which included installations, trouble shooting and test results were done completely by Maguersa engineers. The results were consistent with all past lab and anecdotal testing. The results were in the 15% improvement average over several months of testing. Maguersa engineers are finalizing their results and preparing to order their first round of our new Gen 2 Hydrogen Diesel fuel enhancement system first quarter of 2016. These tests were arranged by Roland Ho, and his company DRC, which also arranged testing and validation at Hong Kong Poly Tech University.

Nustate update – February 2016

Previously, Nustate had an LOI to provide Data Acquisition software on all MK Technology Hydrogen Diesel Fuel Enhancement Systems. MKT worked with Nustate engineers to update and enhance their data acquisition hardware and software.

February of 2016, Kevin Yates worked out an agreement to purchase the license and technology from MK Technologies for its Hydrogen Diesel Fuel Enhancement Systems. Every Hydrogen Fuel Enhancement System comes equipped with Nustate hardware and software. This arrangement was a win-win for both parties allowing MK Technology and Nustate to take Hydrogen Diesel Fuel Enhancement systems to market, developing sales and distribution while continuing to with research and development.

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Confidential Information

This document contains Confidential Information belonging to MK Technologies, LLC. Except as MK Technologies may otherwise agree to in writing, by accepting or reviewing this document, you agree to hold this information in confidence and not copy or disclose it (except where required by applicable law) to any third party, regardless of your relationship with such third party, or use it for any purpose except in your dealings with MK Technologies.

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